UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) : April 24, 2006

CITADEL BROADCASTING CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	001-31740	51-0405729
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

City Center West, Suite 400

7201 West Lake Mead Blvd.

Las Vegas, Nevada 89128

(Address of Principal executive offices, including Zip Code)

(702) 804-5200

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events that Accelerate or Increase a Direct Financial Obligation.

On April 24, 2006, Citadel Broadcasting Corporation (the “Company”) received a letter (the “Second Letter”) from an attorney claiming to represent holders of more than $109 million in aggregate principal amount of the Company’s 1.875% Convertible Subordinated Notes due 2011 (the “Notes”), of which $330 million in aggregate principal amount is outstanding. The Second Letter refers to, and is from the same attorney who delivered, a letter to the Company on February 21, 2006 (the “First Letter”), which the Company described in its Current Report on Form 8-K filed with the Securities and Exchange Commission on February 27, 2006.

The First Letter alleged that events of default had arisen and continued to arise from the Merger Agreement, dated February 6, 2006, by and among The Walt Disney Company (“TWDC”), ABC Chicago FM Radio, Inc., Alphabet Acquisition Corp. and the Company (the “Merger Agreement”). Specifically, the First Letter alleged that certain transactions and agreements contemplated by the Merger Agreement will or do constitute a “Fundamental Change” under the indenture governing the Notes (the “Indenture”). The First Letter also alleged that the Company had repudiated its obligations under the Indenture and that such repudiation constituted an event of default under the Indenture. The First Letter included a demand that the Company cure immediately the purported events of default referenced therein.

The Second Letter states that the Company has failed to cure the alleged default during the more than 60 days that elapsed since the Company’s receipt of the First Letter. The Second Letter alleges that as a result, an Event of Default has occurred and is continuing under the Indenture. The Second Letter also purports to declare the principal amount of the Notes, and the accrued and unpaid interest, due and payable immediately.

The Company continues to believe that none of the transactions or agreements contemplated by the Merger Agreement will or do constitute a “Fundamental Change” under the Indenture. Therefore, the Company does not believe that any “Event of Default,” as defined in the Indenture, has occurred or is continuing and does not believe that any holders have a right to declare obligations under the Notes due and payable. In the event of an Event of Default, subject to the terms and conditions of the Indenture, the Trustee under the Indenture or holders of at least 25% in aggregate principal amount of outstanding Notes could declare the principal of and accrued interest on all Notes to be due and payable, and there could be an event of default under the Credit Agreement (“Credit Agreement”) dated August 17, 2004, among the Company, Citadel Broadcasting Company, JPMorgan Chase Bank as Administrative Agent and certain other agents and lenders, under which approximately $322.5 million, excluding letters of credit, was outstanding as of December 31, 2005.

The Company intends to vigorously defend itself against the claims in the First Letter and Second Letter.

***

FORWARD-LOOKING STATEMENTS. This report contains, in addition to statements of historical fact, certain forward-looking statements. These forward-looking statements relate to, among other things, the proposed merger contemplated by the Merger Agreement and the combined company and involve risks and uncertainties. Actual results could differ from those currently anticipated due to a number of factors. Forward-looking statements are based on information available to management at the time, and they involve judgments and estimates. There can be no assurance as to the timing of the closing of the merger, or whether the merger will close at all. Factors that could cause the merger to be delayed or to fail to close at all include: the failure to obtain governmental approvals of the transaction on the proposed terms and schedule; the failure to receive required tax rulings or tax opinions; and a material adverse change in the business, assets, financial condition or results of operations of the Company or TWDC. Investors and security holders may obtain free copies of documents related to the proposed merger (when they are available) and other documents filed with the Securities and Exchange Commission at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the Securities and Exchange Commission by the Company at www.citadelbroadcasting.com and by TWDC at http://corporate.disney.go.com/investors. Neither the Company nor TWDC assumes any responsibility to update any forward-looking statements as a result of new information or future developments except as expressly required by law.

ADDITIONAL INFORMATION AND WHERE TO FIND IT. The Company has previously filed the Merger Agreement and the related Support Agreement with the Securities and Exchange Commission as Exhibits 2.1 and 10.1 to the Current Report on Form 8-K filed February 10, 2006. The Company has previously filed the Indenture with the Securities and Exchange Commission as Exhibit 4.2 to the Company’s annual report for the year ended December 31, 2003 on Form 10-K. The Company has previously filed the Credit Agreement with the Securities and Exchange Commission as Exhibit 10.1 to the Company’s quarterly report for the quarterly period ended September 30, 2004 on Form 10-Q. In connection with the Company’s proposed business combination with a subsidiary of TWDC, the Company intends to file relevant materials with the SEC, including a registration statement on Form S-4 that will contain a prospectus and an information statement. Investors and security holders are urged to read these when they become available because they will contain important information about the Company, certain subsidiaries of TWDC and the combination. The information statement, prospectus and other relevant materials (when they become available), and any other documents filed by the Company or TWDC with the SEC, may be obtained free of charge at the SEC’s web site at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents filed with the SEC by contacting the Company by directing a written request to: Citadel Broadcasting Corporation, City Center West, Suite 400, 7201 West Lake Mead Blvd., Las Vegas, Nevada 89128, Attention: Investor Relations. Investors and security holders are urged to read the information statement, prospectus and the other relevant materials when they become available before making any investment decision with respect to the combination.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CITADEL BROADCASTING CORPORATION

Date: April 28, 2006	By:	/S/ PATRICIA STRATFORD
	Name:	Patricia Stratford
	Title:	Acting Chief Financial Officer